UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2015, the Board of Directors of Imation elected Robert Searing and Alex Spiro as Class II members of the Board of Directors, effective as of August 26, 2015 with a term expiring at the annual meeting of shareholders to be held in 2016. Mr. Searing will be a member of the Audit and Finance and the Nominating and Governance Committees. Mr. Spiro will be a member of the Audit and Finance and the Compensation Committees.

On August 31, 2015, the Board of Directors of Imation elected Tracy McKibben as a Class III member of the Board, effective as of August 31, 2015 with a term expiring at the annual meeting of shareholders to be held in 2017. Ms. McKibben will be a member of the Nominating and Governance and the Compensation Committees.

Mr. Searing has been the Chief Operating Officer and the Chief Financial Officer of BH Asset Management, LLC, a Registered Investment Advisory firm since January 2010. From 2003 to 2009, he was the Chief Operating Officer of Schottenfeld Group, LLC, an investment advisory and broker dealer firm. Mr. Searing is also a Certified Public Accountant. Mr. Searing brings to our Board his experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters as well as broad managerial expertise.

Mr. Spiro has been an attorney at Brafman and Associates in New York City since July 2013. In that position, Mr. Spiro has handled an array of complex litigation and internal audits and investigations. Prior to his joining Brafman, from September 2008 to July 2013, Mr. Spiro worked for federal and state law enforcement, most recently as a Manhattan prosecutor. Mr. Spiro formerly was the director of an autism children’s program at McLean Hospital, Harvard’s psychiatric hospital. Mr. Spiro is a graduate of the Harvard Law School where he remains on the adjunct faculty. He has been published and has lectured on a variety of subjects related to psychology and the law. Mr. Spiro brings to our Board his significant analytical and overall business leadership skills.

Ms. McKibben has been President of MAC Energy Advisors LLC since January 2010, a consulting and investment company that assists clients on investments and strategic opportunities across a global platform. She previously served as Managing Director and Head of Environmental Banking Strategy at Citigroup Global Markets from 2007 to 2009. In addition to her finance experience, her public sector experience includes working in several senior level positions in the White House at the National Security Council as Senior Director of European Affairs and Director of European Economic Affairs and EU Relations, and the U.S. Department of Commerce as Special Counsel for International Trade and Investments. Prior to her work in the public sector, Ms. McKibben practiced law at Akin, Gump, Strauss, Hauer & Feld LLP representing and advising clients on commercial and complex litigation matters, as well as corporate and multinational energy clients on strategic investments globally. Ms. McKibben brings to our Board her tremendous experience in financial strategy, business development and international business.

Each of the new directors will be initially compensated with an annual cash fee of $50,000, but the amount and nature of the equity component of their compensation will be determined in conjunction with the development of a new total Board compensation program currently under review. Other than as described herein, there are no arrangements or understandings between Messrs. Searing and Spiro or Ms. McKibben and any other persons pursuant to which they were selected as Directors of the Company. Neither Mr. Searing, Mr. Spiro nor Ms. McKibben have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor have they had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

The Board has determined that both Mr. Spiro and Mr. Searing are independent under the rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”) and meet the further Audit Committee standard required SEC Rule 10A-3. Therefore, the NYSE notified that the Company that, as of August 26, 2015, the Company is in compliance with all NYSE corporate governance and listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date:	September 1, 2015	By:	/s/Scott J. Robinson
Scott J. Robinson
Vice President, Chief Financial Officer